U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 29, 2009

TBC GLOBAL NEWS NETWORK, INC.

 (Exact Name of Company as Specified in Its Charter)

Nevada	0-30448	20-0420885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Blackjack Road, Franklin, Kentucky		42134
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code:  (270) 598-0395
                                        .

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

(a)  On July 29, 2009, the Company issued restricted shares of common stock to the directors of the Company for their services to the Company, as follows:  (a) 150,000,000 shares to John Fleming, valued at $10,500,000 ($0.07 per share); (b) 100,000,000 shares to Mark Crist, valued at $7,000,000 ($0.07 per share); and (c) 100,000,000 shares to Marty Schiff, valued at $7,000,000 ($0.07 per share).

(b)  On July 31, 2009 and August 4, 2009, the Company sold a total of 35,429,310 restricted shares of common stock to two investors (17,714,655 each), with the shares valued at $2,480,052 ($0.07 per share).  This transaction involved the payment of a promissory note, dated December 31, 2008, between the Company and The Business Channel, Inc., a Nevada corporation, by the assignment of the rights and interests to a payment of that promissory note to those investors, along with other consideration.

These issuances were undertaken under Rule 506 of Regulation D under the Securities Act of 1933.  That is, the transactions did not involve a public offering and the investor represented that he is a “sophisticated” investor as defined in Rule 502 of Regulation D.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TBC Global News Network, Inc.

Dated: August 12, 2009	By:	/s/ John Fleming
John Fleming, CEO